SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2001

Powertel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23102	58-1944750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1239 O.G. Skinner Drive, West Point, Georgia	31833

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 645-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 1. Change in Control

     On May 31, 2001, pursuant to the terms of an Agreement and Plan of Merger, dated as of August 26, 2000, as amended and restated as of February 8, 2001 and amended as of April 13, 2001 (“Merger Agreement”), by and among Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“DT”), Powertel, Inc., a Delaware corporation (“Powertel”), and Bega II, Inc., a Delaware corporation (“Bega II”), Bega II was merged with and into Powertel, with Powertel continuing as the surviving corporation (the “Merger”). As a result of the Merger, DT owns all the outstanding stock of Powertel. In connection with the Merger, former holders of Powertel common stock are entitled to receive 2.6353 DT shares for each Powertel common share, and former holders of Powertel preferred stock are entitled to receive DT shares in the amounts set forth in the Merger Agreement.

     Pursuant to the Merger Agreement, Powertel stockholders are allowed to elect to receive Deutsche Telekom shares in the form of Deutsche Telekom ordinary shares instead of Deutsche Telekom American depositary shares. Powertel stockholders who do not make an election by 5:00 p.m., New York City time, on June 20, 2001 will receive Deutsche Telekom American depositary shares.

     Following the Merger, the Board of Directors of Powertel is composed of:

Donald Guthrie Cregg B. Baumbaugh Alan R. Bender

     A copy of the press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated May 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 31, 2001	POWERTEL, INC.

	By:	/s/ Fred G. Astor, Jr.
Name: Fred G. Astor, Jr.
Title: Executive Vice President and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press release dated May 31, 2001.